UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 18, 2020
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Virtus Investment Partners, Inc. (the “Company”) held its 2020 annual meeting of shareholders (the “Annual Meeting”) on May 18, 2020. The following proposals were voted on at the Annual Meeting and the results regarding each proposal are set forth below:

Item 1. Election of Directors. The shareholders elected all of the nominees for Class III directors to hold office until the 2023 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, or their earlier resignation or removal, as follows:

Director	For	Against	Withheld	Broker Non-Votes

George R. Aylward	6,008,689	—	234,849	551,417

Paul Greig	6,117,181	—	126,357	551,417

Mark C. Treanor	5,956,833	—	286,705	551,417

Item 2. Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes

6,594,690	76,010	124,255	—

Item 3. Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

5,921,284	187,152	135,102	551,417

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: May 19, 2020	By:	/s/ Wendy J. Hills
		Name:	Wendy J. Hills
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary